March 26, 2008

Bluefly, Inc.
42 West 39th Street
9th Floor
New York, New York 10018
Attention:  Ms. Melissa Payner

          Re: Standby Commitment Agreement
              ----------------------------

Dear Ms. Payner:

      Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"), SFM Domestic Investments LLC, a Delaware limited liability company ("SFMDI"), Maverick Fund USA, Ltd., a Texas limited partnership ("Maverick USA"), Maverick Fund, L.D.C., a Cayman Islands exempted limited duration company ("Maverick L.D.C.") and Maverick Fund II, Ltd., a Cayman Islands exempted company ("Maverick II" and, together with Maverick USA and Maverick L.D.C., "Maverick" and together with QIP and SFMDI, the "Purchasers") intending to be legally bound, hereby irrevocably agree, severally but not jointly, that they shall provide Bluefly, Inc., a Delaware corporation (the "Company"), up to an aggregate of Three Million Dollars of debt financing ($3,000,000) (the "Commitment Amount"). The Commitment Amount may be drawn by the Company, at its option (as determined by the disinterested members of the Board of Directors of the Company) upon three business days' written notice to the Purchasers at any time prior to March 26, 2009 in one or more tranches; provided, however, that the Company may draw from the Commitment Amount only at such time that its total cash balances are less than $1,000,000; and provided, further, that the Commitment Amount shall be reduced by the gross cash proceeds received by the Company or any of its subsidiaries from the issuance after the date hereof of any equity or convertible securities, excluding the issuance of equity or convertible securities in connection with: (1) financing provided by the Purchasers pursuant to this agreement or (2) exercise of employee options.

     Any and all draws against the Commitment Amount shall be made pursuant to a Note Purchase Agreement in the form of Exhibit I attached hereto and shall be evidenced by one or more Convertible Promissory Notes in the form of Exhibit II attached hereto, in each case with such modification as to which the parties thereto may agree. The Company shall notify the Purchasers in writing within two business days of the receipt of any funds that would reduce the Commitment Amount; provided that the Commitment Amount shall automatically be reduced whether or not the Company provides such notice.

     The obligation of each Purchaser in respect of the Commitment Amount shall be limited to the percentage set forth below opposite such Purchaser's name.

                Purchaser           Percentage
                ---------           ----------
                QIP                 60.316%
                SFMDI               1.974%
                Maverick USA        7.186%
                Maverick L.D.C.     16.300%
                Maverick II         14.224%

     In consideration of each Purchaser's execution, delivery and performance under this agreement, the Company shall, promptly following the execution and delivery hereof, deliver to each Purchaser a duly executed warrant (a "Warrant") to purchase the number of shares of Common Stock, par value $0.01, of the Company set forth opposite such Purchaser's name below for a period of five (5) years. The Warrants shall be issued on the date hereof at an exercise price of $0.44 per share.

                Purchaser           Warrant Amount
                ---------           --------------
                QIP                 316,659
                SFMDI               10,364
                Maverick USA        37,725
                Maverick L.D.C.     85,577
                Maverick II         74,677

      Each Warrant shall be in the form of Exhibit III attached hereto and shall be delivered free and clear of any lien, claim, encumbrance, or security interest of any kind or nature whatsoever. The parties agree that Purchasers shall be entitled to registration rights in respect the shares of Common Stock for which the Warrants are exercisable consistent with the registration rights granted pursuant to the Stock Purchase Agreement, dated as of June 5, 2006, by and among the Company, QIP, SFMDI and the other parties thereto (the "2006 Agreement"), applied mutatis mutandis; provided, however, that the 120-day filing deadline with respect to the Company's obligation to prepare and file a registration statement covering such shares shall commence on the first day following the Company's receipt of written notice from the Purchasers requesting the registration of such shares and the 180 day Required Effectiveness Deadline (as defined in the 2006 Agreement) shall also commence on the first day following the Company's receipt of such written notice; and provided, further, however, that if, despite the Company having used all commercially reasonable efforts, the Required Effectiveness Deadline (as defined in the 2006 Agreement) is not satisfied by reason of the failure of the applicable Registration Statement (as defined in the 2006 Agreement) to be declared effective prior to such Required Effectiveness Deadline, the penalties set forth in Section 6.1(h) of the 2006 Agreement shall be deemed not to be triggered by clause (ii) of such
Section 6.1(h) in respect of such shares.

     All notices, demands and other communications relating to this agreement shall be made in the manner set forth in the form of Note Purchase Agreement attached as Exhibit I hereto. This agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under this agreement to any of its affiliates but no such assignment shall relieve any Purchaser from its obligations hereunder. The Company may not assign any of its rights under this agreement, except to a successor-in-interest to the Company, without the written consent of all of the Purchasers.

     No failure or delay on the part of Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any amendment, supplement or modification of or to any provision of this agreement, any waiver of any provision of this agreement, or any consent to any departure by the Company or the Purchasers from the terms of this agreement shall be effective only if it is made or given in writing and signed by all of the parties hereto.

     This agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. This agreement together with the Exhibits hereto are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

     If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this agreement. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first written above.



                                       QUANTUM INDUSTRIAL PARTNERS LDC


                                       By:     /s/ Jay A. Schoenfarber
                                            --------------------------------
                                            Name:  JAY A. SCHOENFARBER
                                            Title: Attorney-in-Fact


                                       SFM DOMESTIC INVESTMENTS LLC


                                       By:     /s/ Jay A. Schoenfarber
                                            --------------------------------
                                            Name:  JAY A. SCHOENFARBER
                                            Title: Attorney-in-Fact


                                       MAVERICK FUND USA, LTD.

                                       By: Maverick Capital, Ltd.,
                                            Its Investment Manager


                                       By:
                                            --------------------------------
                                            Name:
                                            Title:


                                       MAVERICK FUND, L.D.C.

                                       By: Maverick Capital, Ltd.,
                                            Its Investment Manager


                                       By:
                                            --------------------------------
                                            Name:
                                            Title:



                      Signature Page to Commitment Letter

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first written above.



                                       QUANTUM INDUSTRIAL PARTNERS LDC


                                       By:
                                            --------------------------------
                                            Name:
                                            Title:


                                       SFM DOMESTIC INVESTMENTS LLC


                                       By:     /s/ Jay A. Schoenfarber
                                            --------------------------------
                                            Name:  JAY A. SCHOENFARBER
                                            Title: Attorney-in-Fact


                                       MAVERICK FUND USA, LTD.

                                       By: Maverick Capital, Ltd.,
                                            Its Investment Manager


                                       By:     /s/ John T. McCafferty
                                            --------------------------------
                                            Name:  JOHN T. McCAFFERTY
                                            Title: LIMITED PARTNER AND GENERAL
                                                   COUNSEL


                                       MAVERICK FUND, L.D.C.

                                       By: Maverick Capital, Ltd.,
                                            Its Investment Manager


                                       By:     /s/ John T. McCafferty
                                            --------------------------------
                                            Name:  JOHN T. McCAFFERTY
                                            Title: LIMITED PARTNER AND GENERAL
                                                   COUNSEL




                      Signature Page to Commitment Letter

                                       MAVERICK FUND II, LTD.

                                       By: Maverick Capital, Ltd.,
                                            Its Investment Manager


                                       By:     /s/ John T. McCafferty
                                            --------------------------------
                                            Name:  JOHN T. McCAFFERTY
                                            Title: LIMITED PARTNER AND GENERAL
                                                   COUNSEL


ACCEPTED AND AGREED:

BLUEFLY, INC.


By:
   ------------------------
   Name:
   Title:




                      Signature Page to Commitment Letter

                                       MAVERICK FUND II, LTD.

                                       By: Maverick Capital, Ltd.,
                                            Its Investment Manager


                                       By:
                                            --------------------------------
                                            Name:
                                            Title:



ACCEPTED AND AGREED:

BLUEFLY, INC.


By: /s/ Kara B. Jonry
   ------------------------
   Name:  Kara B. Jonry
   Title: Chief Financial Officer





                      Signature Page to Commitment Letter